SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of report (Date of earliest event reported): July 31, 2002
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                            INTERNATIONAL STAR, INC.
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               (Exact name of registrant as specified in charter)


         Nevada                       0-28861                 86-0876846
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(State or other jurisdiction        (Commission             (I.R.S. Employer
of incorporation)                   File Number)            Identification No.)


  631 North Stephanie Street, #187, Henderson, NV                 89014
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      (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code (702) 869-8757
                                                   --------------



                                 Not Applicable
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

The Board of Directors of International Star, Inc. ("the Company") has signed a "Letter of Intent" to acquire Pita King Bakeries International, Inc. ("Pita King") a Washington corporation, which will operate as a wholly owned subsidiary of the Company.

The parties agreed to draft a formal agreement for execution within 60 days, subject to final approval of both companies' Boards of Directors. The agreement will provide for the Company to acquire 100% of the outstanding equity stock of Pita King in exchange for 4,139,500 newly-issued, restricted common shares of the Company. As part of the transaction, the current Pita King board will name one director to sit on the board of International Star.

About Pita King Bakeries International, Inc.

Following thirteen years of successfully operating a bakery in Canada, the principals of Pita King established the present company in Everett, Washington in August 2001 and became one of the few producers of this specialty bread in the Northwestern United States.

Pita King Bakeries, which began production in September 2001, has established a local customer base, secured numerous regional delivery contracts, and is currently engaged in test market programs with multiple nationally recognized companies.

The Company intends to amend this Form 8-K Current Report and to file therewith audited financial statements for Pita King as soon as pricticable.


ITEM 9  -  REGULATION FD DISCLOSURE


                               - PRESS RELEASE -

   INTERNATIONAL STAR, INC. ANNOUNCES THE SIGNING OF A "LETTER OF INTENT" TO ACQUIRE A WHOLLY OWNED SUBSIDIARY, PITA KING BAKERIES INTERNATIONAL, INC.

LAS VEGAS, August 1, 2002 -- INTERNATIONAL STAR, INC. (OTCBB:ISRI) announces that the Board of Directors has signed a "Letter of Intent" to acquire Pita King Bakeries International, Inc. as a wholly owned subsidiary.

Both parties confirmed that the formal agreement to acquire Pita King Bakeries International, Inc. would be concluded within 60 days. Per the "Letter of Intent", International Star, Inc will acquire 100% interest in the new subsidiary.

Following thirteen years of successfully operating a bakery in Canada, the principals of Pita King Bakeries International, Inc. established the present Company in Everett, Washington in August 2001 and became one of the few producers of this specialty bread in the Northwestern United States.


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

The Company, which began production in September 2001, has established a local customer base, secured numerous regional delivery contracts and is currently engaged in test market programs with multiple nationally recognized companies.

The formal agreement will provide Pita King Bakeries International, Inc., which has a production capacity of 6,000 units per hour, access to the management and organization skills necessary to assist with its expansion and projected growth.

International Star, Inc. will benefit from the immediate revenue capabilities of the new subsidiary and sees value in the diversity afforded by the acquisition, which will buffer International Star, Inc. against future fluctuations in the values of "precious metals" that could affect its mining interests.

Additionally, International Star, Inc. announces efforts are under way to raise capital required to maintain the operating costs of its mining interests and to expand exploration of the untested portions of its Detrital Wash property. The present plan calls for a "sampling and assaying" program which will include a minimum of 200 samples covering previously unexplored areas. Acquiring this data will assist management in the further development of this property.

As stated in the Company's Mission Statement, "Building shareholders value is the goal of the Company." As evaluating and exploring our mineral properties is ongoing, acquiring projects of merit and exploring other opportunities is the prudent course of action.


INTERNATIONAL STAR, INC. AND PITA KING BAKERIES INTERNATIONAL, INC. web sites are accessible on the Internet at www.istarnevada.com and www.pitakingbakery.com respectively.


NOTE: Safe harbor for Forward Looking Statements.

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the company's actual results in the future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, volatility of prices, product demand, market compensation, risk inherent in the company's international operations, imprecision of reserve estimates and the company's ability to replace and expand reserves.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                     INTERNATIONAL STAR, INC.


Dated: August 1, 2002                 By: /s/ Kamal Alawas
                                     ------------------------------
                                     Kamal Alawas
                                     President and Chief Executive Officer




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